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                                                                    EXHIBIT 23-C

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of SBC Communications Inc. on Form S-4 and the related Proxy Statement/Prospectus of Southern New England Telecommunications Corporation and SBC Communications Inc. of our reports dated January 21, 1997, which include an explanatory paragraph related to the discontinuance of SFAS No. 71 "Accounting for Certain Types of Regulation", effective January 1, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Southern New England Telecommunications Corporation ("SNET") as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in SNET's 1996 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".

                                          /s/ Coopers & Lybrand L.L.P.
Hartford, Connecticut
February 6, 1998